Exhibit 99.1

EXCO Resources, Inc.
12377 Merit Drive, Suite 1700, LB 82, Dallas, Texas 75251
(214) 368-2084	FAX (214) 368-2087

EXCO RESOURCES ANNOUNCES REVENUES, EARNINGS AND PRODUCTION FOR THE QUARTER ENDED JUNE 30, 2006

DALLAS, TEXAS, August 9, 2006…EXCO Resources, Inc. (NYSE: XCO) today announced financial and operating results for the quarter ended June 30, 2006.  For the quarter, EXCO reported net income of $31.0 million on oil and natural gas revenues of $81.0 million, and net cash provided by operating activities of $79.8 million.

For the quarter ended June 30, 2005, EXCO had income from continuing operations of $4.4 million (which excludes Addison Energy Inc.) and net income of $5.6 million on oil and natural gas revenues of $40.8 million, and net cash provided by operating activities of $31.3 million.

The second quarter 2006 results include $30.0 million of non-cash pre-tax mark to market income resulting from changes in the fair value of our derivative financial instruments.  The second quarter 2005 results include $12.0 million of non-cash pre-tax mark to market expense resulting from changes in the fair value of our derivative financial instruments.

Adjusted EBITDA for the quarter ended June 30, 2006 was $65.3 million. For the quarter ended June 30, 2005, Adjusted EBITDA was $30.0 million.  EBITDA and Adjusted EBITDA are financial measures that are calculated on a basis other than in accordance with GAAP.  For a detailed summary and reconciliation of each of these non-GAAP measures to its most comparable GAAP measure, please refer to the schedule entitled “Condensed consolidated EBITDA and adjusted EBITDA reconciliations and statements of cash flow data” included at the end of this press release.

Production for the quarter ended June 30, 2006, was approximately 222 Mbbls of oil and 10.0 Bcf of natural gas, or 11.3 Bcfe, as compared to production for the quarter ended June 30, 2005 of approximately 124 Mbbls of oil and 5.0 Bcf of natural gas, or 5.8 Bcfe.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the quarter ended June 30, 2006, was $66.82 versus $49.78 for the quarter ended June 30, 2005, a $17.04 per Bbl or 34% increase.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current quarter was $6.63 versus $6.87 for the three months ended June 30, 2005, a $0.24 per Mcf or 3% decrease.

For the six months ended June 30, 2006, EXCO reported net income of $68.2 million on oil and natural gas revenues of $151.3 million, and net cash provided by operating activities of $142.7 million.

For the six months ended June 30, 2005, EXCO had a loss from continuing operations of $24.3 million (which excludes Addison Energy Inc.) and net income of $97.8 million on oil and natural gas revenues of $79.7 million, and net cash used in operating activities of $83.7 million.

Results for the six months ended June 30, 2006 include $73.6 million of non-cash pre-tax mark to market income resulting from changes in the fair value of our derivative financial instruments.  Results for the six months ended June 30, 2005 include $13.1 million of non-cash pre-tax mark to market expense resulting from changes in the fair value of our derivative financial instruments.

Adjusted EBITDA for the six months ended June 30, 2006 was $118.1 million.  For the six months ended June 30, 2005, Adjusted EBITDA was $53.6 million.

Production for the six months ended June 30, 2006, was approximately 370 Mbbls of oil and 17.2 Bcf of natural gas, or 19.4 Bcfe, as compared to production for the six months ended June 30, 2005 of approximately 250 Mbbls of oil and 10.2 Bcf of natural gas, or 11.7 Bcfe.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the six months ended June 30, 2006, was $64.40 versus $48.43 for the six months ended June 30, 2005, a $15.97 per Bbl or 33% increase.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the six months ended June 30, 2006 was $7.42 versus $6.63 for the six months ended June 30, 2005, a $0.79 per Mcf or 12% increase.

In February 2005, EXCO sold its Canadian subsidiary, Addison Energy Inc. (Addison), for $443.4 million and recognized income from discontinued operations of $122.0 million for the six months ended June 30, 2005, as a result.  Accordingly, all of our financial and operating data for the three and six months ended June 30, 2005 contained in this press release exclude Addison.  Also, the results for 2005 and the first 44 days of 2006 do not include the acquisition of producing oil and natural gas properties from ONEOK Energy completed by TXOK Acquisition, Inc., an affiliate of EXCO, on September 27, 2005 and subsequently acquired by EXCO on February 14, 2006.

On April 5, 2006 we announced that we closed the acquisition of a 50% interest in approximately 19,000 acres of leasehold interests and 38 producing wells in West Texas for $85.7 million, before contractual adjustments.  We funded this purchase with indebtedness drawn under our credit agreement.  Net production at the date of acquisition was approximately 4.4 Mmcfe per day.  Our interest in the Proved Reserves was approximately 33.0 Bcfe (77% natural gas and 27% proved developed).

On April 28, 2006, we announced that we closed the acquisition of 100% of the common stock of Power Gas Marketing & Transmission, Inc. (PGMT) for $115.0 million, before contractual adjustments, including the repayment of debt and outstanding commodity hedges.  We funded this purchase with indebtedness drawn under our credit agreement.  PGMT is a private producer of oil and natural gas which owns and operates assets in the Appalachia region, particularly in Pennsylvania, Ohio, New York and West Virginia.  Net production at the acquisition date totaled approximately 5.0 Mmcfe per day from 1,187 producing wells.  The net Proved Reserves were estimated at 161.6 Bcfe (96% natural gas and 25% proved developed).

On May 25, 2006, we announced the acquisition of producing and undeveloped oil and natural gas properties in the Cotton Valley trend in East Texas from a privately held company.  The properties were acquired for a purchase price of $51.6 million ($52.3 million after contractual adjustments) consisting of approximately 2,000 net acres of leasehold and estimated proved reserves of 28.3 Bcfe (99% natural gas and 51% proved developed).  Net production at the date of acquisition from the wells acquired was approximately 4.3 Mmcfe per day.

On July 24, 2006, we announced an agreement to acquire Winchester Energy Company, Ltd., or Winchester, and its affiliated entities from Progress Energy, Inc. for $1.2 billion in cash, subject to purchase price adjustments.  The acquisition consists of producing and undeveloped natural gas properties with current production of approximately 75 Mmcfe per day from 588 producing wells, of which 89% are operated.  The properties are located in the Cotton Valley, Hosston and Travis Peak trends in East Texas and North Louisiana.  Proved reserves to be acquired are approximately 400 Bcfe.  The acquisition also includes six gathering systems with 300 miles of pipe and a 54 mile, 16 inch pipeline with throughput of 115 Mmcf per day, 35% of which represents Winchester production. It is anticipated that this acquisition will close on October 2, 2006.

The acquisition will be financed with a $750 million term loan facility and a new revolving credit facility.  We have formed a new subsidiary to purchase Winchester and its affiliates, and that subsidiary will be classified as an Unrestricted Subsidiary as defined in the indenture governing our 7¼% senior notes due 2011.  The subsidiary will not be a guarantor of EXCO debt obligations nor will EXCO guarantee the debt of the subsidiary.

Financial information presented in this press release includes two separate periods of accounting. Information related to any periods from January 1, 2005 to October 2, 2005, including the second quarter of 2005, are referred to as the predecessor period.  The predecessor period represents the accounting period following the going private transaction on July 29, 2003 up to the Equity Buyout on October 3, 2005.  The subsequent periods beginning October 3, 2005, including the three and six months ended June 30, 2006, are referred to as the successor period.

EXCO will host a conference call on Thursday, August 10, 2006, at 9:00 a.m. (Dallas time) to discuss the contents of this release and respond to questions.  Please call (800) 309-5788 if you wish to participate, and ask for the EXCO conference ID# 4247404.  The conference call will also be webcast live on EXCO’s website at www.excoresources.com under the Investor Relations tab.  Presentation materials related to this release will also be posted on EXCO’s website today, after market close.

A digital recording will be available starting two hours after the completion of the conference call until Thursday, August 17, 2006.  Please call (800) 642-1687 and enter conference ID# 4247404 to hear the recording.  A digital recording of the conference call will also be available on EXCO’s website and can be found under the Investors Relation tab.

EXCO Resources, Inc. is a public oil and natural gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, Colorado, Ohio, Oklahoma, Pennsylvania, and West Virginia.

Additional information about EXCO Resources, Inc. may be obtained by contacting EXCO’s President, Stephen F. Smith, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting our website at www.excoresources.com.  Our SEC filings and press releases can be found under the Investor Relations tab.

###

This release may contain forward-looking statements relating to future financial results or business expectations.  Business plans may change as circumstances warrant.  Actual results may differ materially from those predicted as a result of factors over which EXCO has no control.  Such factors include, but are not limited to:  acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which EXCO is successful in integrating recently acquired businesses, regulatory changes and general economic conditions.  These risk factors and additional information are included in EXCO’s reports on file with the Securities and Exchange Commission.

EXCO Resources, Inc.

Condensed consolidated balance sheets
(In thousands)

	December 31,	June 30,
	2005	2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$226,953	$39,447
Accounts receivable:
Oil and natural gas sales	36,895	36,410
Joint interest	1,081	7,785
Canadian income tax receivable	18,483	—
Interest and other	12,189	2,027
Oil and natural gas derivatives	—	21,103
Related party	2,621	—
Deferred income taxes	29,968	35,784
Deferred costs of initial public offering	3,380	—
Other	10,955	7,089
Total current assets	342,525	149,645
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	53,121	134,310
Proved developed and undeveloped oil and natural gas properties	873,595	1,681,418
Accumulated depreciation, depletion and amortization	(13,281)	(60,972)
Oil and natural gas properties, net	913,435	1,754,756
Gas gathering, office and field equipment, net	33,271	57,641
Investment in TXOK Acquisition, Inc.	20,837	—
Oil and natural gas derivatives	—	8,707
Other assets	419	1,541
Goodwill	220,006	306,142
Total assets	$1,530,493	$2,278,432

EXCO Resources, Inc.

Condensed consolidated balance sheets
(In thousands)

	December 31,	June 30,
	2005	2006
		(Unaudited)
Liabilities and Shareholders’ Equity
Current liabilities:
Interim bank loan	$350,000	$—
Accounts payable and accrued liabilities	25,182	41,797
Accrued interest payable	23,779	15,874
Revenues and royalties payable	11,266	31,385
Income taxes payable	901	113
Current portion of asset retirement obligations	1,408	1,407
Oil and natural gas derivatives	53,189	23,771
Total current liabilities	465,725	114,347
Long-term debt	1	324,000
7¼% senior notes due 2011	461,801	460,340
Asset retirement obligations and other long-term liabilities	15,766	25,962
Deferred income taxes	134,912	189,029
Oil and natural gas derivatives	81,406	62,457
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $.001 par value; Authorized shares - 10,000; none issued	—	—
Common stock, $.001 par value: Authorized shares-250,000;
Issued and outstanding shares-50,000 and 104,035 at December 31, 2005 and June 30, 2006, respectively	50	104
Additional paid-in capital	354,482	1,017,668
Retained earnings	16,350	84,525
Total shareholders’ equity	370,882	1,102,297
Total liabilities and shareholders’ equity	$1,530,493	$2,278,432

EXCO Resources, Inc.

Condensed consolidated statements of operations
(Unaudited, in thousands except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2006	2005	2006
	Predecessor	Successor	Predecessor	Successor
Revenues and other income:
Oil and natural gas	$40,769	$80,984	$79,698	$151,324
Derivative financial instruments	(12,358)	35,232	(69,748)	76,007
Other income.	3,251	896	3,640	2,927
Total revenues and other income	31,662	117,112	13,590	230,258
Costs and expenses:
Oil and natural gas production	7,594	16,387	14,383	27,872
Depreciation, depletion and amortization	7,859	29,298	15,715	49,975
Accretion of discount on asset retirement obligations	203	382	406	684
General and administrative	6,054	6,530	11,258	12,439
Interest	8,565	11,660	17,316	28,005
Total costs and expenses	30,275	64,257	59,078	118,975
Equity in net income of TXOK Acquisition, Inc.	—	—	—	1,593
Income (loss) from continuing operations before income taxes	1,387	52,855	(45,488)	112,876
Income tax expense (benefit)	(3,025)	21,832	(21,232)	44,701
Income (loss) from continuing operations	4,412	31,023	(24,256)	68,175
Discontinued operations:
Loss from discontinued operations	—	—	(4,402)	—
Gain on disposition of Addison Energy Inc.	1,631	—	175,717	—
Income tax expense	482	—	49,282	—
Income from discontinued operations	1,149	—	122,033	—
Net income	$5,561	$31,023	$97,777	$68,175
Earnings per share:
Basic
Net income (loss) from continuing operations	$0.04	$0.30	$(0.21)	$0.74
Net income	$0.05	$0.30	$0.84	$0.74
Weighted average common shares outstanding	115,947	104,014	115,947	92,634
Diluted
Net income (loss) from continuing operations	$0.04	$0.29	$(0.21)	$0.73
Net income	$0.05	$0.29	$0.84	$0.73
Weighted average common and common equivalent shares outstanding	115,947	105,270	115,947	94,020

EXCO Resources, Inc.

Condensed consolidated statements of cash flows
(Unaudited, in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2006	2005	2006
	Predecessor	Successor	Predecessor	Successor
Operating Activities:
Net income	$5,561	$31,023	$97,777	$68,175
Income from discontinued operations	(1,149)	—	(122,033)	—
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in net income of TXOK Acquisition, Inc.	—	—	—	(1,593)
Foreign currency transaction loss	—	—	3,461	—
Gain on sale of other assets	—	(50)	—	(50)
Depreciation, depletion and amortization	7,859	29,298	15,715	49,975
Stock option compensation expense	—	1,131	—	1,729
Accretion of discount on asset retirement obligations	203	382	406	684
Non-cash change in fair value of derivatives	12,007	(30,009)	13,072	(73,579)
Deferred income taxes	(2,929)	22,525	(27,256)	44,701
Amortization of deferred financing costs and premium on 7 1/4% senior notes due 2011	440	(683)	884	5,194
Effect of changes in:
Accounts receivable	828	16,951	(8,595)	64,372
Other current assets	(1,882)	3,618	(562)	1,679
Accounts payable and other current liabilities	19,882	5,608	16,727	(18,613)
Net cash used in operating activities of discontinued operations	(9,535)	—	(73,285)	—
Net cash provided by (used in) operating activities	31,285	79,794	(83,689)	142,674
Investing Activities:
Additions to oil and natural gas properties, gathering systems and equipment	(22,135)	(179,183)	(55,088)	(211,832)
Advance to TXOK Acquisition, Inc. for preferred stock redemptions	—	—	—	(158,750)
Cash acquired in acquisition of TXOK Acquisition, Inc.	—	—	—	32,261
Acquisition of Power Gas Marketing & Transmission, Inc., net of cash acquired	—	(61,776)	—	(61,776)
Proceeds from disposition of property and equipment and other	3,330	1,217	7,294	609
Proceeds from sale of marketable securities	59	—	59	—
Advances/investments with affiliates	342	—	342	—
Proceeds from sale of Addison Energy Inc., net of cash sold of $1,415 (discontinued operations)	(252)	—	443,397	—
Net cash used in investing activities of discontinued operations	—	—	(442)	—
Net cash provided by (used in) investing activities	(18,656)	(239,742)	395,562	(399,488)
Financing Activities:
Borrowings under credit agreement	—	233,500	41,300	418,000
Payments on interim bank loan	—	—	—	(350,000)
Payments on long-term debt	—	(31,096)	(148,247)	(615,847)
Settlement of derivative financial instruments on Power Gas Marketing & Transmission, Inc. acquisition	—	(38,098)	—	(38,098)
Proceeds from issuance of common stock, net of underwriter commissions and initial public offering costs	—	28	—	656,305
Deferred financing costs and other	—	(361)	—	(1,052)
Net cash provided by financing activities of discontinued operations	—	—	59,601	—
Net cash provided by (used in) financing activities	—	163,973	(47,346)	69,308
Net increase (decrease) in cash	12,629	4,025	264,527	(187,506)
Cash at beginning of period	278,306	35,422	26,408	226,953
Cash at end of period.	$290,935	$39,447	$290,935	$39,447

Supplemental Cash Flow Information:
Interest paid	$—	$3,537	$16,695	$29,971
Income taxes paid	$835	$—	$38,125	$—
Value of shares issued in connection with redemption of TXOK Acquisition, Inc. preferred stock	$—	$—	$—	$4,667
Long-term debt assumed in TXOK Acquisition, Inc. acquisition	$—	$—	$—	$508,750

EXCO Resources, Inc.

Reconciliation of condensed consolidated cash flow from operating activities
(Unaudited, in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2006	2005	2006
	Predecessor	Successor	Predecessor	Successor
Net cash provided by (used in) operating activities	$31,285	$79,794	$(83,689)	$142,674
Net change in working capital	(18,828)	(26,177)	(7,570)	(47,438)
Net cash used in operating activities of discontinued operations	9,535	—	73,285	—
Cash flow from operations before changes in working capital, non-GAAP measure	$21,992	$53,617	$(17,974)	$95,236

EXCO Resources, Inc.

Condensed consolidated EBITDA
and adjusted EBITDA reconciliations and
statements of cash flow data
(Unaudited, in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	Predecessor	Successor	Predecessor	Successor
	2005	2006	2005	2006
Net income	$5,561	$31,023	$97,777	$68,175
Interest expense	8,565	11,660	17,316	28,005
Income tax expense (benefit)	(3,025)	21,832	(21,232)	44,701
Depreciation, depletion and amortization	7,859	29,298	15,715	49,975
EBITDA(1)	18,960	93,813	109,576	190,856
Accretion of discount on asset retirement obligations	203	382	406	684
Non-cash change in fair value of derivative financial instruments	12,007	(30,009)	13,072	(73,579)
Derivative financial instruments termination expense	—	—	52,602	—
Stock option compensation expense	—	1,131	—	1,729
Equity in net income of TXOK Acquisition, Inc.	—	—	—	(1,593)
Income from discontinued operations	(1,149)	—	(122,033)	—
Adjusted EBITDA(1)	30,021	65,317	53,623	118,097
Interest expense.	(8,565)	(11,660)	(17,316)	(28,005)
Income tax expense (benefit)	3,025	(21,832)	21,232	(44,701)
Amortization of deferred financing costs	440	(683)	884	5,194
Foreign currency transaction loss	—	—	3,461	—
Deferred income taxes	(2,929)	22,525	(27,256)	44,701
Gain on sale of other assets	—	(50)	—	(50)
Changes in operating assets and liabilities	18,828	26,177	7,570	47,438
Derivative financial instruments termination expense	—	—	(52,602)	—
Net cash used in operating activities of discontinued operations	(9,535)	—	(73,285)	—
Net cash provided by (used in) operating activities	$31,285	$79,794	$(83,689)	$142,674

EXCO Resources, Inc.

Condensed consolidated EBITDA
and adjusted EBITDA reconciliations and
statement of cash flow data (continued)
(Unaudited, in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2006	2005	2006
	Predecessor	Successor	Predecessor	Successor
Statement of Cash Flow Data:
Cash flow provided by (used in):
Operating activities(2)	$31,285	$79,794	$(83,689)	$142,674
Investing activities	(18,656)	(239,742)	395,562	(399,488)
Financing activities	—	163,973	(47,346)	69,308
Other Financial and Operating Data:
EBITDA(1)	18,960	93,813	109,576	190,856
Adjusted EBITDA(1)	30,021	65,317	53,623	118,097

(1)             Earnings before interest, taxes, depreciation, depletion and amortization, or “EBITDA,” represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization.  “Adjusted EBITDA” represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivative financial instruments, derivative financial instruments termination expense, stock option compensation expense, equity in net income of TXOK Acquisition, Inc., and income from discontinued operations.  We have presented Adjusted EBITDA because it is the financial measure that is used in covenant calculations required under our credit agreement and compliance with the liquidity and debt incurrence covenants included in this agreement is considered material to us.  Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others.  EBITDA and Adjusted EBITDA are measures that are not prescribed by generally accepted accounting principles, or GAAP.  EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities.  As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.

(2)             Cash flow used in operating activities for the six months ended June 30, 2005 includes $52.6 million related to the termination of derivative financial instruments.

EXCO Resources, Inc.

Summary operating data

	Three months ended			Six months ended
	June 30,		%	June 30,		%
	2005	2006	Change	2005	2006	Change
Production:
Oil (Mbbls)	124	222	79%	250	370	48%
Gas (Mmcf)	5,039	9,972	98%	10,195	17,177	68%
Oil and natural gas (Mmcfe)	5,783	11,304	95%	11,695	19,397	66%

Average sales prices (excluding derivative financial instrument activities):
Oil (per Bbl)	$49.78	$66.82	34%	$48.43	$64.40	33%
Gas (per Mcf)	6.87	6.63	-3%	6.63	7.42	12%
Total production (per Mcfe)	7.05	7.16	2%	6.81	7.80	15%

Average costs (per Mcfe):
Oil and natural gas operating costs	$0.90	$1.03	14%	$0.82	$0.96	17%
Production and ad valorem taxes	0.42	0.42	0%	0.41	0.48	17%
General and administrative	1.05	0.58	-45%	0.96	0.64	-33%
Depletion, depreciation and amortization	1.36	2.59	90%	1.34	2.58	93%